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                                                                    Exhibit 10.7

                                  STAPLES, INC.

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of February 3, 2002, is entered into by Staples, Inc., a Delaware corporation (the "Company"), and Thomas G. Stemberg (the "Employee").

         The Company desires to continue to employ the Employee, and the Employee desires to continue to be employed by the Company, upon the terms set forth in this Agreement. In consideration of the mutual covenants and promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties to this Agreement, the parties agree as follows:

         1. TERM OF EMPLOYMENT. The Company hereby agrees to employ the Employee, and the Employee agrees to be employed by the Company, upon the terms set forth in this Agreement, for the period commencing on February 3, 2002 (the "Effective Date") and ending on February 1, 2006 (such period, as it may be shortened in accordance with this Agreement, the "Initial Period").

         2.  SERVICE.

         (a) CHAIRMAN PERIOD. Subject to the terms and conditions of this Agreement, the Employee shall serve as an executive officer of the Company, with the title of Chairman, until the earlier to occur of (i) January 31, 2004 or
(ii) the date on which either the Employee or the Chief Executive Officer of the Company recommends in writing to the Board of Directors of the Company that the position of the Employee be changed to that of Non-Executive Chairman (the "Chairman Period"). During the Chairman Period, the Employee shall report to the Board of Directors and devote substantially all of his business time to the performance of duties to the Company consistent with those performed by him at the time this Agreement is executed by both parties; PROVIDED that the Employee may serve as a director of other organizations as long as such directorships do not give rise to a conflict of interest or otherwise interfere with his duties to the Company.

         (b) NON-EXECUTIVE CHAIRMAN PERIOD. Subject to the terms and conditions of this Agreement, during the period from the end of the Chairman Period to the end of the Initial Period (the "Non-Executive Chairman Period"), the Employee shall serve as an employee of the Company, with the title of Non-Executive Chairman, performing such services as shall be reasonably determined by the Board of Directors. During the Non-Executive Chairman Period, the Employee shall report to the Board of Directors and his schedule shall be mutually agreed upon by the Employee and the Chief Executive Officer, PROVIDED that the Employee shall devote at least 75 days per annum to the business of the Company.

         (c) GENERAL. All employment services performed by the Employee under this Agreement shall be under the direction and control of the Company.


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         3.  COMPENSATION AND BENEFITS

                  3.1  SALARY AND BONUS.

                  (a) UNTIL JANUARY 31, 2004. During the period beginning on the Effective Date and ending on January 31, 2004, the Company shall pay the Executive for each fiscal year a base annual salary and annual bonus equal to the base salary and annual bonus (excluding any extraordinary bonus and/or signing bonus) paid to the Chief Executive Officer of the Company for such fiscal year. In addition, the Company shall grant stock options and Performance Accelerated Restricted Stock ("PARS") to the Employee in the same amounts and upon the same terms and conditions as any options and PARS granted to the Chief Executive Officer of the Company, except that such options and PARS shall fully vest on the earlier of (i) January 31, 2004 or (ii) the occurrence of a Change in Control of the Company (as defined in APPENDIX A to this Agreement).

                  (b) FROM JANUARY 31, 2004 TO END OF INITIAL PERIOD. During the period from January 31, 2004 to the end of the Initial Period, the Company shall pay the Employee for each fiscal year a base annual salary and annual bonus equal to 75% of the base salary and 75% of the annual bonus (excluding any extraordinary bonus and signing bonus) paid to the Chief Executive Officer of the Company for such fiscal year. In addition, the Company shall grant stock options and PARS to the Employee in an amount that is 75% of the amount granted to the Chief Executive Officer of the Company and upon the same terms and conditions as stock options and PARS are granted to the Chief Executive Officer of the Company, except that such stock options and PARS shall fully vest upon the earlier of (i) the end of the Initial Period and (ii) the occurrence of a Change in Control of the Company.

                  (c) AFTER INITIAL PERIOD. During the first 24 months after the end of the Initial Period, the Company shall pay the Employee, in 24 equal monthly installments, the sum of (A) two times his annual base salary at the time of termination of the Initial Period and (B) two times the average of the three most recent annual bonuses paid to (or accrued for) the Employee prior to the end of the Initial Period. During such 24 months period, the Employee shall serve as a part-time employee of the Company and devote such time to the Company as shall be mutually agreed upon by the Company and the Employee. During this period, the only payments and benefits to which the Employee shall be entitled are those set forth in this Section 3.1(c) and those set forth in Section 3.2(b).

                  (d) INCENTIVE GRANT. The Company shall, upon execution of this Agreement by the Employee, issue 300,000 shares of restricted Common Stock of the Company to the Employee. Such grant shall be reflected by a restricted stock agreement, executed by the parties, that shall provide that such shares shall vest upon the earlier of (i) January 31, 2004 or (ii) the occurrence of a Change in Control, and that all unvested shares shall be forfeited to the Company upon termination of employment of the Employee for any reason.

                  3.2  FRINGE BENEFITS.

                  (a) During the Initial Period, the Employee shall be entitled to participate in all benefit programs (other than severance, stock incentive and bonus programs that the

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Company establishes and makes available to its employees, if any, to the extent that Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate.

                  (b) During the Initial Period and thereafter as long as required under existing Company's policies, the Company shall continue the existing split dollar life insurance arrangement for the Employee and shall pay all required premiums thereunder. During the Initial Period and for 12 months thereafter, the Company shall provide office and administrative support for the Employee. As long as the Employee is employed by the Company under Section 1 or
Section 3.1(c), all options held by the Employee shall continue to be exercisable in accordance with their terms, PROVIDED that all options granted to the Employee pursuant to Section 3.1(a) and (b) shall provide that they shall be exercisable, to the extent then vested, until the earliest of (i) January 28, 2012, (ii) 60 days after termination of Employee's employment within the Initial Period pursuant to Section 4(a) or (d) or (iii) one year after the death of the Employee or a Change in Control of the Company. After the Initial Period, the Company shall provide medical insurance to the Employee and his spouse for the balance of the Employee's lifetime and the lifetime of any surviving spouse and to each of his children who have not attained age 19, at a level substantially equal to the level in effect as of the end of the Initial Period (subject to such contribution obligations as apply to other senior executives of the Company).

                  3.3 REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, in accordance with policies and procedures, and subject to limitations, adopted by the Company from time to time.

                  3.4 WITHHOLDING. All salary, bonus and other compensation payable to the Employee shall be subject to applicable withholding taxes.

         4. TERMINATION. The employment of the Employee by the Company shall terminate prior to the end of 24 months following the end of the Initial Period upon the occurrence of any of the following:

                  (a) At the election of the Company, for Cause (as defined below), immediately upon written notice by the Company to the Employee, which notice shall identify the Cause upon which the termination is based;

                  (b) Upon the death or Disability (as defined in APPENDIX A to this Agreement) of the Employee;

                  (c) At the election of the Company, without Cause following a Change in Control, upon not less than 30 days' prior written notice of termination; or

                  (d) At the election of the Employee at any time upon not less than 30 day's prior written notice to the Company.

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         5.  PAYMENTS AND BENEFITS UPON TERMINATION.

                  (a) In the event the Employee's employment terminates pursuant to Section 4, the Company shall pay to the Employee all accrued but unpaid compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company.

                  (b) If the Employee's employment is terminated pursuant to
Section 4(c) prior to the end of the Initial Period or prior to the end of the first 24 months thereafter, the Company shall: (i) pay or continue to pay, as the case may be, to the Employee the amounts set forth in Section 3.1(c), less any payments previously made to the Employee under Section 3.1(c) and (ii) if termination occurs prior to the end of the Initial Period, pay to the Employee at the end of the fiscal year in which termination occurs, the annual bonus which he would have earned for such year if he had remained in the employ of the Company until the end of the year, multiplied by a fraction, the numerator of which is the number of days in the fiscal year which had elapsed at the time of termination and the denominator of which is the number of days in such fiscal year.

                  (c) If any payments or benefits received by the Employee under this Agreement cause the Employee to be subject to an excise tax imposed by
Section 4999 of the Internal Revenue Code of 1986, the Company shall pay the Employee an additional amount (the "Gross-Up Amount"). The "Gross-Up Amount" shall mean an amount equal to the sum of (i) the amount of such excise tax and
(ii) the amount necessary to pay all additional taxes imposed on (or economically borne by) the Employee (including such excise tax, state and federal income taxes and all applicable employment taxes) attributable to the receipt of such Gross-Up Payment.

                  (d) Except as specifically set forth in this Agreement, the Employee shall be entitled to no other payments or benefits during, or upon termination of, his employment with the Company.

         6.  MISCELLANEOUS.

                  6.1 NOTICES. Any notices delivered under this Agreement shall be deemed duly delivered (a) upon personal delivery, (b) four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one business day after it is sent for next-business day delivery via a reputable nationwide overnight courier service, in each case to the address of the recipient set forth below. Either party may change the address to which notices are to be delivered by giving notice of such change to the other party in the manner set forth in this Section 6.1.

                  6.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the employment of the Employee or payments or benefits due upon any cessation of employment, including without limitation the Severance Benefits Agreement dated June 7, 1995 and all of its predecessors. Notwithstanding the preceding sentence, the provisions of all stock option or PARS agreements shall remain in effect pursuant to their respective terms and the terms of this Agreement and the Non Compete and Non-Solicitation Agreement between

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the Company and the Employee dated as of June 23, 1999 (the "Non-Compete
Agreement") shall remain in effect 24 months after the end of the Initial Period, except that the proscribed activity described therein shall be prohibited only until 24 months after the end of the Initial Period, and the Proprietary and Confidential Information Agreement dated March 15, 1996 shall remain in effect indefinitely. The provisions of this Section 6.3 shall survive any termination of this Agreement.

                  6.3 NO MITIGATION. Nothing in this Agreement shall require the Employee to seek to mitigate the amount of any payments provided for in this Agreement by seeking alternative employment or otherwise.

                  6.4 AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

                  6.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without reference to the conflicts of laws provisions thereof). Any action, suit or other legal proceeding arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and the Employee each consents to the jurisdiction of such a court.

                  6.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to the Company's assets or business, PROVIDED, however, that the obligations of the Employee are personal and shall not be assigned by him.

                  6.7 WAIVERS. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

                  6.8 CAPTIONS. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

                  6.9 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

                  6.10 ATTORNEY'S FEES. The Company shall reimburse Employee for his attorney's fees incurred with respect to negotiation of this Agreement.

         THE EMPLOYEE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                    STAPLES, INC.

                                    By: /s/ James L. Moody, Jr.
                                       -----------------------------------------
                                    Title: Director
                                          --------------------------------------
                                    Address: c/o STAPLES, INC.
                                            ------------------------------------
                                    500 STAPLES DRIVE, FRAMINGHAM, MA 01702
                                    --------------------------------------------

                                    EMPLOYEE:

                                     /s/ Thomas G. Stemberg
                                    --------------------------------------------
                                    Thomas G. Stemberg

                                    Address:  5 Louisburg Sq.
                                            ------------------------------------
                                    Boston, MA  02108
                                    --------------------------------------------

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                                   APPENDIX A

         1. CHANGE IN CONTROL. A: Change in Control: shall occur or be deemed to have occurred only if any of the following events occur:

                  (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

                  (ii) individuals who, as of the date hereof, constitute the Board (as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, PROVIDED that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                  (iii) a merger or consolidation of the Company or any subsidiary with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than a majority of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

                  (iv) a complete liquidation of the Company or sale or disposition by the Company of all or substantially all of the Company's assets.

         2. DISABILITY. If, as a result of incapacity due to physical or mental illness, the Employee shall have been absent from the full-time performance of his duties with the Company for six (6) consecutive months and, within thirty
(30) days after written notice of termination is given to the Employee, the Employee shall not have returned to the performance of his duties, his employment may be terminated for "Disability."

         3. CAUSE. Termination by the Company of the Employee's employment for "Cause" shall mean termination by a majority of the Board of Directors:


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                  (i) upon his willful and continued failure to substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness) PROVIDED that a written demand for substantial performance has been delivered to the Employee by the Company specifically identifying the manner in which the Company believes that the Employee has not substantially performed his duties and the Employee has not cured such failure within thirty (30) days after such demand, or

                  (ii) any breach by the Employee of any of the terms of the Proprietary and Confidential Information Agreement or Non-Competition Agreement between the Employee and the Company, or

                  (iii) by reason of the Employee willfully engaging in misconduct which is demonstrably and materially injurious to the Company;

PROVIDED that in each case the Employee shall have been given written notice by the Board of Directors of the Company of the Company's intent to terminate his employment for Cause and an opportunity to present to the Board of Directors, in person, any objections he may have to such termination. For purposes of this definition, no act or failure to act on the Employee's part shall be deemed "willful" unless done or omitted to be done by the Employee not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.


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